Home Bancorp Announces 2014 Second Quarter Results

LAFAYETTE, La., July 29, 2014 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the "Bank"), announced net income of $2.8 million for the second quarter of 2014, an increase of $1.3 million, or 92%, compared to the first quarter of 2014 and an increase of $1.5 million, or 121%, compared to the second quarter of 2013. The first and second quarters of 2014 include pre-tax merger expenses of $2.0 million and $207,000, respectively, related to the acquisition of Britton & Koontz Capital Corporation ("Britton & Koontz"). Excluding merger-related expenses, net income for the second quarter of 2014 was $2.9 million, an increase of 4% and 132% compared to the first quarter of 2014 and the second quarter of 2013, respectively.

Diluted earnings per share were $0.40 for the second quarter of 2014, an increase of $0.19, or 91%, compared to the first quarter of 2014 and an increase of $0.22, or 122%, compared to the second quarter of 2013. Excluding merger-related expenses, diluted earnings per share were $0.42 for the second quarter of 2014, an increase of 5% and 133% compared to the first quarter of 2014 and the second quarter of 2013, respectively.

"The full quarter impact of the Britton & Koontz acquisition and vibrant South Louisiana economies are the primary reasons for the significant improvement in our financial performance," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "We remain excited about the continued economic strength of our markets."

Acquisition of Britton & Koontz

As previously reported, the Company expanded its branch network into west Mississippi through its February 14, 2014 acquisition of Britton & Koontz Capital Corporation ("Britton & Koontz"), the former holding company of Britton & Koontz Bank, N.A. ("Britton & Koontz Bank") of Natchez, Mississippi. As a result of the transaction, the Company acquired $298.7 million of assets, including loans of $163.0 million, and $264.3 million in deposits and other liabilities. Shareholders of Britton & Koontz received $16.14 per share in cash, yielding an aggregate purchase price of $34.5 million.

Loans and Credit Quality

Loans totaled $907.6 million at June 30, 2014, an increase of $27.5 million, or 3%, from March 31, 2014, and an increase of $231.7 million, or 34%, from June 30, 2013. During the second quarter, organic loan growth was related primarily to commercial and industrial (up $9.7 million), one- to four-family first mortgage (up $7.2 million), construction and land (up $2.9 million), commercial real estate (up $2.8 million) and home equity loans (up $2.7 million).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	June 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2014	2013	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$230,415	$179,506	$50,909	28%
Home equity loans and lines	57,133	40,561	16,572	41
Commercial real estate	333,787	269,849	63,938	24
Construction and land	122,558	83,271	39,287	47
Multi-family residential	22,285	16,578	5,707	34
Total real estate loans	766,178	589,765	176,413	30
Other loans:
Commercial and industrial	96,765	77,533	19,232	25
Consumer	44,670	40,158	4,512	11
Total other loans	141,435	117,691	23,744	20
Total loans	$907,613	$707,456	$200,157	28%

Nonperforming assets ("NPAs") totaled $26.5 million at June 30, 2014, a decrease of $1.6 million compared to March 31, 2014 and a decrease of $1.0 million compared to June 30, 2013. $21.9 million of the $26.5 million in NPAs relates to our acquisitions of Statewide Bank, GS Financial Corp. ("GSFC") and Britton & Koontz. The ratio of total NPAs to total assets was 2.11% at June 30, 2014, compared to 2.27% at March 31, 2014 and 2.83% at June 30, 2013. Excluding acquired assets, the ratio of NPAs was 0.45% at June 30, 2014, compared to 0.48% at March 31, 2014 and 0.68% at June 30, 2013.

The Company recorded net loan charge-offs of $157,000 during the second quarter of 2014, compared to net loan recoveries of $41,000 in the first quarter of 2014 and net loan charge-offs of $1.8 million in the second quarter of 2013. The Company's provision for loan losses for the second quarter of 2014 was $811,000, compared to $145,000 for the first quarter of 2014 and $2.2 million for the second quarter of 2013. The provision for loan losses for the second quarter of 2014 relates primarily to loan growth and deterioration in certain acquired loans included in the GSFC loan portfolio.

The ratio of allowance for loan losses to total loans was 0.85% at June 30, 2014, compared to 0.81% and 0.90% at March 31, 2014 and June 30, 2013, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.10% at June 30, 2014, compared to 1.10% and 1.08% at March 31, 2014 and June 30, 2013, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $190.2 million at June 30, 2014, a decrease of $2.9 million, or 2%, from March 31, 2014, and an increase of $34.3 million, or 22%, from June 30, 2013. The decrease in investment securities during the second quarter of 2014 resulted primarily from paydowns, calls and maturities during the period. The increase compared to June 30, 2013 resulted primarily from the addition of securities acquired from Britton & Koontz. At June 30, 2014, the Company had a net unrealized gain position on its investment securities portfolio of $1.8 million, compared to net unrealized gains of $1.0 million and $1.4 million at March 31, 2014 and June 30, 2013, respectively. The Company's investment securities portfolio had a modified duration of 4.1 years at June 30, 2014, compared to 4.2 years at December 31, 2013 and June 30, 2013.

Deposits

Total deposits were $981.7 million at June 30, 2014, a decrease of $5.6 million, or 1%, from March 31, 2014, and an increase of $204.5 million, or 26%, from June 30, 2013. The acquisition of Britton & Koontz added $216.6 million in deposits. During the second quarter of 2014, core deposits (i.e., checking, savings and money market accounts) increased $1.9 million, or 0.2%, from March 31, 2014, and increased $190.2 million, or 34%, from June 30, 2013. Core deposits acquired from Britton & Koontz totaled $151.9 million at acquisition date.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	June 30,	December31,	Increase / (Decrease)
(dollars in thousands)	2014	2013	Amount	Percent
Demand deposit	$248,541	$174,475	$74,066	42%
Savings	78,947	56,694	22,253	39
Money market	227,029	192,303	34,726	18
NOW	189,515	125,391	64,124	51
Certificates of deposit	237,709	192,449	45,260	24
Total deposits	$981,741	$741,312	$240,429	32%

Net Interest Income

Net interest income for the second quarter of 2014 totaled $13.1 million, an increase of $1.3 million, or 11%, compared to the first quarter of 2014, and an increase of $3.2 million, or 32%, compared to the second quarter of 2013. The full quarter impact of the addition of Britton & Koontz's earning assets accounted for the majority of the increase. The Company's net interest margin was 4.64% for the second quarter of 2014, eight basis points lower than the first quarter of 2014 and five basis points higher than the second quarter of 2013. The decrease in the net interest margin was primarily the result of the full quarter impact of Britton & Koontz's interest-earning assets and interest-bearing liabilities. The Covered Loan portfolio yielded 17.24% during the second quarter of 2014, compared to 11.35% and 9.64% during the first quarter of 2014 and second quarter of 2013, respectively.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	June 30, 2014		March 31, 2014		June 30, 2013
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable	$898,123	5.72%	$793,509	5.81%	$683,394	5.86%
Investment securities (TE)	191,732	2.22	190,016	2.47	154,523	2.11
Other interest-earning assets	40,828	0.46	31,166	0.41	28,153	0.46
Total interest-earning assets	1,130,683	4.94	1,014,691	5.02	866,070	5.01

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	493,892	0.23	423,213	0.23	372,613	0.26
Certificates of deposit	241,107	0.70	219,226	0.71	231,824	0.97
Total interest-bearing deposits	734,999	0.38	642,439	0.39	604,437	0.53
Securities sold repurchase agreement	20,819	0.36	14,031	0.48	-	-
FHLB advances	96,169	0.48	109,625	0.42	50,734	0.96
Total interest-bearing liabilities	$851,987	0.39	$766,095	0.40	$655,171	0.56

Net interest spread (TE)		4.55%		4.62%		4.45%
Net interest margin (TE)		4.64%		4.72%		4.59%

Noninterest Income

Noninterest income for the second quarter of 2014 totaled $2.3 million, an increase of $596,000, or 36%, compared to the first quarter of 2014 and a decrease of $24,000, or 1%, compared to the second quarter of 2013. The increase in noninterest income in the second quarter of 2014 compared to the first quarter of 2014 resulted from increased gains on the sale of mortgage loans (up $277,000), higher service fees and charges (up $181,000) and bank card fees (up $113,000) due to the full quarter impact of the Britton & Koontz acquisition and increased customer transactions.

The decrease in noninterest income in the second quarter of 2014 compared to the second quarter of 2013 resulted primarily from the absence in gains on the sale of securities (down $428,000), which was partially offset by increases in service fees and charges (up $317,000) and bank card fees (up $115,000).

Noninterest Expense

Noninterest expense for the second quarter of 2014 totaled $10.4 million, a decrease of $887,000, or 8%, compared to the first quarter of 2014 and an increase of $2.3 million, or 28%, compared to the second quarter of 2013. Noninterest expense for the second and first quarters of 2014 includes $207,000 and $2.0 million, respectively, of merger expenses related to the acquisition of Britton & Koontz. Such merger-related expenses include professional fees, data conversion and severance and other employee costs associated with the merger and related systems conversion. Contract cancellation cost related to the merger was the primary reason for the increase in other expenses included in noninterest expense. Excluding merger-related expenses, noninterest expense for the second quarter of 2014 totaled $10.2 million, an increase of $862,000, or 9%, compared to the first quarter of 2014 and an increase of $2.1 million, or 26%, compared to the second quarter of 2013. The increases primarily relate to the growth of the Company due to the addition of Britton & Koontz branches and employees.

Non-GAAP Reconciliation

For the Three Months Ended
(dollars in thousands)	June 30, 2014	March 31, 2014	June 30, 2013

Reported noninterest expense	$ 10,370	$ 11,257	$ 8,094
Less: Merger-related expenses	(207)	(1,955)	-
Non-GAAP noninterest expense	$ 10,163	$ 9,302	$ 8,094

Reported net income	$ 2,753	$ 1,433	$ 1,244
Add: Merger-related expenses (after tax)	136	1,357	-
Non-GAAP net income	$ 2,889	$ 2,790	$ 1,244

Diluted EPS	$ 0.40	$ 0.21	$ 0.18
Add: Merger-related expenses	0.02	0.19	-
Non-GAAP EPS	$ 0.42	$ 0.40	$ 0.18

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is essential to a proper understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2013, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	June 30,	June 30,	%	March 31,	December 31,
	2014	2013	Change	2014	2013
Assets
Cash and cash equivalents	$ 56,326,293	$ 51,957,884	8%	$ 57,221,018	$ 32,638,900
Interest-bearing deposits in banks	5,771,000	3,284,000	76	6,763,000	2,940,000
Investment securities available for sale, at fair value	179,201,896	150,387,103	19	182,344,248	149,632,153
Investment securities held to maturity	10,983,829	5,505,716	99	10,715,225	9,404,790
Mortgage loans held for sale	5,700,222	4,229,298	35	5,465,256	1,951,345
Loans covered by loss sharing agreements	19,335,355	27,350,973	(29)	18,579,128	21,673,808
Noncovered loans, net of unearned income	888,277,680	648,568,074	37	861,503,175	685,782,309
Total loans	907,613,035	675,919,047	34	880,082,303	707,456,117
Allowance for loan losses	(7,757,944)	(6,093,556)	27	(7,104,476)	(6,918,009)
Total loans, net of allowance for loan losses	899,855,091	669,825,491	34	872,977,827	700,538,108
FDIC loss sharing receivable	8,142,745	15,065,655	(46)	10,069,092	12,698,077
Office properties and equipment, net	37,538,630	30,473,517	23	36,791,667	30,702,635
Cash surrender value of bank-owned life insurance	18,930,780	17,523,536	8	18,815,588	17,750,604
Accrued interest receivable and other assets	36,558,809	23,511,646	55	38,009,342	25,984,346
Total Assets	$ 1,259,009,295	$ 971,763,846	30	$ 1,239,172,263	$ 984,240,958

Liabilities
Deposits	$ 981,740,632	$ 777,236,290	26%	$ 987,384,843	$ 741,312,416
Securities sold under repurchase agreement	20,710,415	-		20,878,331	-
Federal Home Loan Bank advances	102,531,304	52,500,000	95	81,302,244	97,000,000
Accrued interest payable and other liabilities	5,951,205	3,868,422	54	5,231,598	4,019,013
Total Liabilities	1,110,933,556	833,604,712	33	1,094,797,016	842,331,429

Shareholders' Equity
Common stock	89,771	89,563	-%	89,588	89,585
Additional paid-in capital	92,667,831	91,309,237	1	92,655,484	92,192,410
Treasury stock	(28,448,439)	(27,187,845)	5	(28,015,546)	(28,011,398)
Common stock acquired by benefit plans	(5,333,648)	(6,487,467)	(18)	(6,196,057)	(6,285,327)
Retained earnings	87,915,224	79,540,747	11	85,162,600	83,729,144
Accumulated other comprehensive income	1,185,000	894,899	32	679,178	195,115
Total Shareholders' Equity	148,075,739	138,159,134	7	144,375,247	141,909,529
Total Liabilities and Shareholders' Equity	$ 1,259,009,295	$ 971,763,846	30	$ 1,239,172,263	$ 984,240,958

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For The Six Months Ended
	June 30,		%	June 30,		%
	2014	2013	Change	2014	2013	Change
Interest Income
Loans, including fees	$ 12,922,738	$ 10,067,629	28%	$ 24,407,184	$ 20,140,379	21%
Investment securities	970,319	752,159	29	2,021,166	1,523,210	33
Other investments and deposits	46,522	32,299	44	77,680	63,606	22
Total interest income	13,939,579	10,852,087	28	26,506,030	21,727,195	22

Interest Expense
Deposits	704,051	799,667	(12)%	1,326,616	1,680,680	(21)%
Securities sold under repurchase agreements	18,634	-	-	35,309	-	-
Federal Home Loan Bank advances	115,270	122,517	(6)	231,481	266,196	(13)
Total interest expense	837,955	922,184	(9)	1,593,406	1,946,876	(18)
Net interest income	13,101,624	9,929,903	32	24,912,624	19,780,319	26
Provision for loan losses	810,953	2,247,802	(64)	955,969	2,768,193	(65)
Net interest income after provision for loan losses	12,290,671	7,682,101	60	23,956,655	17,012,126	41

Noninterest Income
Service fees and charges	976,977	659,524	48%	1,773,070	1,242,066	43%
Bank card fees	569,132	454,123	25	1,025,116	868,515	18
Gain on sale of loans, net	438,604	426,442	3	600,465	974,861	(38)
Income from bank-owned life insurance	115,193	117,551	(2)	225,834	237,102	(5)
Gain on the sale of securities, net	-	428,200	-	1,826	428,200	(100)
Discount accretion of FDIC loss sharing receivable	65,708	111,649	(41)	150,875	223,848	(33)
Other income	86,532	78,766	10	130,939	118,133	11
Total noninterest income	2,252,146	2,276,255	(1)	3,908,125	4,092,725	(5)

Noninterest Expense
Compensation and benefits	5,712,343	4,880,129	17%	12,507,150	9,976,347	25%
Occupancy	1,191,230	897,023	33	2,205,560	1,728,276	28
Marketing and advertising	244,218	172,327	42	451,459	411,523	10
Data processing and communication	1,060,231	626,156	69	2,432,054	1,267,671	92
Professional fees	228,392	193,506	18	715,502	406,252	76
Forms, printing and supplies	201,299	136,023	48	363,220	242,796	50
Franchise and shares tax	184,385	272,960	(32)	368,771	546,580	(33)
Regulatory fees	255,662	219,635	16	484,039	442,884	9
Foreclosed assets, net	319,251	(32,185)	1,092	681,136	145,758	367
Other expenses	973,156	728,434	34	1,418,323	1,258,434	13
Total noninterest expense	10,370,167	8,094,008	28	21,627,214	16,426,521	32
Income before income tax expense	4,172,650	1,864,348	124	6,237,566	4,678,330	33
Income tax expense	1,420,025	620,757	129	2,051,485	1,572,805	30
Net income	$ 2,752,625	$ 1,243,591	121	$ 4,186,081	$ 3,105,525	35

Earnings per share - basic	$ 0.42	$ 0.19	121%	$ 0.64	$ 0.46	39%
Earnings per share - diluted	$ 0.40	$ 0.18	122	$ 0.61	$ 0.44	39

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	June 30,		%	Months Ended	%
	2014	2013	Change	March 31, 2014	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 13,940	$ 10,852	28%	$ 12,566	11%
Total interest expense	839	922	(9)	756	11
Net interest income	13,101	9,930	32	11,810	11
Provision for loan losses	811	2,248	(64)	145	459
Total noninterest income	2,252	2,276	(1)	1,656	36
Total noninterest expense	10,370	8,094	28	11,257	(8)
Income tax expense	1,420	621	129	631	125
Net income	$ 2,752	$ 1,243	121	$ 1,433	92

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,246,300	$ 967,683	29%	$ 1,118,361	11%
Total interest-earning assets	1,130,683	866,070	31	1,014,691	11
Totals loans	898,123	683,394	31	793,509	13
Total interest-bearing deposits	734,999	604,437	22	642,439	14
Total interest-bearing liabilities	851,987	655,171	30	766,095	11
Total deposits	982,371	771,868	27	851,861	15
Total shareholders' equity	146,807	143,708	2	141,327	4

SELECTED RATIOS (1)
Return on average assets	0.88%	0.51%	73%	0.51%	73%
Return on average equity	7.50	3.46	117	4.06	85
Efficiency ratio (2)	67.54	66.31	2	83.59	(19)
Average equity to average assets	11.78	14.85	(21)	12.64	(7)
Tier 1 leverage capital ratio(3)	11.11	13.85	(20)	11.01	1
Total risk-based capital ratio(3)	17.20	22.14	(22)	17.06	1
Net interest margin (4)	4.64	4.59	1	4.72	(2)

PER SHARE DATA
Basic earnings per share	$ 0.42	$ 0.19	121%	$ 0.22	91%
Diluted earnings per share	0.40	0.18	122	0.21	90
Book value at period end	20.86	19.35	8	20.31	3
Tangible book value at period end	20.20	19.06	6	19.63	3

PER SHARE DATA
Shares outstanding at period end	7,097,270	7,141,691	(1)%	7,099,414	-%
Weighted average shares outstanding
Basic	6,532,620	6,652,097	(2)%	6,490,820	1%
Diluted	6,903,323	6,963,570	(1)	6,890,803	-

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	June 30, 2014			March 31, 2014			June 30, 2013
	Covered	Noncovered	Total	Covered	Noncovered	Total	Covered	Noncovered	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 4,376	$ 15,222	$ 19,598	$ 5,084	$ 16,937	$ 22,021	$ 6,949	$ 16,938	$ 23,887
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	4,376	15,222	19,598	5,084	16,937	22,021	6,949	16,938	23,887
Foreclosed assets	2,677	4,255	6,932	2,782	3,358	6,140	2,755	888	3,643
Total nonperforming assets	7,053	19,477	26,530	7,866	20,295	28,161	9,704	17,826	27,530
Performing troubled debt restructurings	3	212	215	5	140	145	321	532	853
Total nonperforming assets and troubled
debt restructurings	$ 7,056	$ 19,689	$ 26,745	$ 7,871	$ 20,435	$ 28,306	$ 10,025	$ 18,358	$ 28,383

Nonperforming assets to total assets			2.11%			2.27%			2.83%
Nonperforming loans to total assets			1.56			1.78			2.46
Nonperforming loans to total loans			2.16			2.50			3.53
Allowance for loan losses to nonperforming assets			29.24			25.23			22.13
Allowance for loan losses to nonperforming loans			39.58			32.26			25.51
Allowance for loan losses to total loans			0.85			0.81			0.90

Year-to-date loan charge-offs			$ 197			$ 31			$ 2,030
Year-to-date loan recoveries			81			72			37
Year-to-date net loan charge-offs (recoveries)			$ 116			$ (41)			$ 1,993
Annualized YTD net loan charge-offs to total loans			0.03%			-%			0.59%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due.  Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Asset quality information includes assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are referred to as "Covered" assets.  All other assets are referred to as "Noncovered".

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CONTACT: John W. Bordelon, President and CEO (337) 237-1960